Exhibit 99.1

LF Capital Acquisition Corp. and Landsea Homes Announce Closing of Business Combination

- Business Combination Introduces One of the Nation’s Fastest-Growing Homebuilders as a Publicly Listed Company -

New York, NY, January 7, 2021 — LF Capital Acquisition Corp. (NASDAQ: LFAC) (“LF Capital”) and Landsea Homes Incorporated, a leader in the homebuilder industry, jointly announced today that they have closed their previously announced business combination (the “Business Combination”). The transaction was unanimously approved by the board of directors of LF Capital and was also approved at a special meeting of LF Capital’s stockholders on December 14, 2020.

With the closing, LF Capital has been renamed “Landsea Homes Corporation” (“Landsea”) and its common stock and warrants will begin trading on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbols “LSEA” and “LSEAW” on January 8, 2021.

“Today is a momentous day for our company, our employees and our shareholders,” said CEO of Landsea Homes John Ho. “Landsea Homes has become one of the top homebuilders in our industry through our pioneering use of technology and home automation, commitment to sustainability and energy savings, and unmatched customer service. Our dedicated and experienced team has built Landsea to where it is today, and we are very excited for what the future holds.”

Commenting on the Business Combination, Scott Reed, director of Landsea and former CEO and President of LF Capital, stated: “We are excited to have reached this major milestone for the company and for the homebuilder industry. The proceeds raised through the transition to a publicly traded company will allow Landsea Homes to capitalize on the strong growth opportunities we see for the company over the next decade.”

Martin Tian, Founder and Chairman of Landsea Homes’ parent, Landsea Green Properties Co., Ltd., commented: “Since we first established Landsea Homes, it was our goal to be a leader in the U.S. homebuilding industry with best-in-class, sustainable communities across some of the most desirable markets in the country. Becoming a publicly listed company in the U.S. is an important next step for Landsea Homes, and we look forward to utilizing this infusion of capital to support our next chapter of growth.”

Advisors

B. Riley Securities and Raymond James & Associates, Inc. are acting as financial advisors for LF Capital. B. Riley Securities and Barclays are acting as placement agents for LF Capital. Dechert LLP is acting as legal counsel for LF Capital.

Rothschild & Co is acting as exclusive financial advisor to Landsea Homes. Gibson, Dunn & Crutcher LLP is acting as legal counsel for Landsea Homes. Barclays is acting as capital markets advisor to Landsea Homes. Gateway Group is serving as communications advisor to Landsea Homes.

About LF Capital Acquisition Corp.

LF Capital Acquisition Corp. is a blank check company that was formed in 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information, please visit www.lfcapital.co.

About Landsea Homes

Landsea Homes (Nasdaq: LSEA) is a California-based homebuilding company that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, and throughout California in Silicon Valley, Los Angeles and Orange County.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance collection features homes that are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes in this collection include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Our Garrett-Walker collection offers unique, affordably priced and value-based single-family homes in some of the nation’s fastest growing and most desirable markets. Homebuyers enjoy the confidence of owning a quality home that provides lasting value. One of the most trusted brands in the region, this collection continues to attract everyone from first-time homeowners to those seeking more room for their growing families.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LF Capital’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Landsea’s management team; failure of Landsea to maintain the listing of its securities on Nasdaq; failure to realize the anticipated benefits of the transaction; uncertainty as to the long-term value of Landsea’s common stock; and those discussed under the heading “Risk Factors” in the proxy statement relating to the business combination filed by LF Capital with the Securities Exchange Commission (the “SEC”), as may be updated from time to time by Landsea’s filings with the SEC. There may be additional risks that Landsea presently does not know or it currently believes is immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Landsea undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Landsea or Landsea Homes’ assessments as of any date subsequent to the date of this communication.

Landsea Homes Contact:

John Ho

Chief Executive Officer

949-345-8080

Investor Relations Contact:

Cody Slach

Gateway Investor Relations

949-574-3860

LSEA@gatewayir.com